TACONIC DATA CORP.

                              FINANCIAL STATEMENTS

                 For the Years Ended December 31, 1997 and 1996

                               TACONIC DATA CORP.

                                 BALANCE SHEETS

                           December 31, 1997 and 1996

                                     ASSETS

                                                           1997          1996
                                                         --------      --------
CURRENT ASSETS
  Cash                                                   $ 33,570      $  4,733
  Accounts receivable                                     317,665       343,901
  Investment in Assetrac                                      -0-        14,395
  Prepaid expense and other current assets
                                                               45           489
                                                         --------      --------

     Total Current Assets                                 351,280       363,518

PROPERTY AND EQUIPMENT, Net                               168,983       277,978

OTHER ASSETS                                                8,333         8,333
                                                         --------      --------

     TOTAL ASSETS                                        $528,596      $649,829
                                                         ========      ========

   The accompanying notes are an integral part of these financial statements.

                               TACONIC DATA CORP.

                                 BALANCE SHEETS

                           December 31, 1997 and 1996

                    LIABILITIES AND STOCKHOLDERS' DEFICIENCY

                                                      1997              1996
                                                  -----------       -----------
CURRENT LIABILITIES
  Accounts payable and accrued expenses           $   412,856       $ 1,050,555
  Deferred revenue                                    317,506           663,875
  Current maturities of capital lease
    obligations                                       105,385            20,176
  Note payable, bank                                      -0-           250,000
                                                  -----------       -----------

    Total Current Liabilities                         835,747         1,984,606
                                                  -----------       -----------

OTHER LIABILITIES
  Capital lease obligations,
    less current maturities                            37,842           225,490
  Notes payable                                       234,902               -0-
  Notes payable, stockholders
                                                      216,958               -0-
  Notes payable, related parties                      472,459               -0-
                                                  -----------       -----------

    Total Other Liabilities
                                                      962,161           225,490
                                                  -----------       -----------

    TOTAL LIABILITIES                               1,797,908         2,210,096
                                                  -----------       -----------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIENCY
  Common stock - no par value;
    200 shares authorized, issued
    and outstanding                                     2,000             2,000
  Accumulated deficit                              (1,271,312)       (1,562,267)
                                                  -----------       -----------

    TOTAL STOCKHOLDERS' DEFICIENCY                 (1,269,312)       (1,560,267)
                                                  -----------       -----------

    TOTAL LIABILITIES AND STOCKHOLDERS'
      DEFICIENCY                                  $   528,596       $   649,829
                                                  ===========       ===========

   The accompanying notes are an integral part of these financial statements.

                               TACONIC DATA CORP.

                            STATEMENTS OF OPERATIONS

                 For the Years Ended December 31, 1997 and 1996

                                                         1997              1996
                                                  -----------       -----------
SALES                                             $ 3,099,139       $ 3,813,407

COST OF SALES                                       1,610,853         2,817,344
                                                  -----------       -----------

    GROSS PROFIT                                    1,488,286           996,063

SELLING, GENERAL AND
  ADMINISTRATIVE EXPENSES                           1,109,736         1,612,483
                                                  -----------       -----------

    OPERATING INCOME (LOSS)                           378,550          (616,420)
                                                  -----------       -----------

OTHER INCOME (EXPENSE)
  Interest expense, net of interest income of
    $161 and $2,517, respectively                    (104,205)          (24,272)
  Equity in earnings (loss) of Assetrac                 4,083          (110,090)
  Other income                                         14,527            41,046
                                                  -----------       -----------

    TOTAL OTHER EXPENSE                               (85,595)          (93,316)
                                                  -----------       -----------

    NET INCOME (LOSS) BEFORE INCOME TAXES             292,955          (709,736)

INCOME TAXES                                            2,000               -0-
                                                  -----------       -----------

     NET INCOME (LOSS)                            $   290,955       $  (709,736)
                                                  ===========       ===========

   The accompanying notes are an integral part of these financial statements.

                               TACONIC DATA CORP.

                        STATEMENTS OF ACCUMULATED DEFICIT

                 For the Years Ended December 31, 1997 and 1996

                                                         1997              1996
                                                  -----------       -----------
(ACCUMULATED DEFICIT) RETAINED EARNINGS -
Beginning, as originally reported
                                                  $(1,562,267)      $   365,618

Prior Period Adjustments                                  -0-        (1,218,149)
                                                  -----------       -----------

ACCUMULATED DEFICIT - Beginning, as restated       (1,562,267)         (852,531)

Net Income (Loss)
                                                      290,955          (709,736)
                                                  -----------       -----------

ACCUMULATED DEFICIT - Ending
                                                  $(1,271,312)      $(1,562,267)
                                                  ===========       ===========

   The accompanying notes are an integral part of these financial statements.

                               TACONIC DATA CORP.

                            STATEMENTS OF CASH FLOWS

                 For the Years Ended December 31, 1997 and 1996

                                                           1997            1996
                                                      ---------       ---------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                                   $ 290,955       $(709,736)
                                                      ---------       ---------
  Adjustments to reconcile net income (loss)
    to net cash used in operating activities:
      Depreciation                                      127,861         120,352
      Equity in (earnings) loss of Assetrac              (4,083)        110,090
      Decrease (increase) in accounts receivable         26,236        (237,898)
      Decrease in prepaid expense and other
        current assets                                      444           4,918
      Decrease in other assets                              -0-          13,946
      (Decrease) increase in accounts
        payable and accrued expenses
                                                       (465,033)        616,205
      Decrease in deferred revenue                     (346,369)       (119,704)
                                                      ---------       ---------

        TOTAL ADJUSTMENTS                              (660,944)        507,909
                                                      ---------       ---------

        NET CASH USED IN OPERATING ACTIVITIES          (369,989)       (201,827)
                                                      ---------       ---------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of property and equipment                   (18,867)        (69,807)
  Investment in Assetrac                               (331,522)       (124,485)
  Proceeds from sale of Assetrac                        350,000             -0-
                                                      ---------       ---------

     NET CASH USED IN INVESTING ACTIVITIES                 (389)       (194,292)
                                                      ---------       ---------

CASH FLOWS FROM FINANCING ACTIVITIES
  (Repayments) proceeds of note payable, bank          (250,000)        250,000
  Proceeds from notes payable                            62,236             -0-
  Proceeds from notes payable, related parties          472,459             -0-
  Proceeds from notes payable, stockholders             216,958             -0-
  Principal repayments of capital lease obligations    (102,438)        (91,158)
                                                      ---------       ---------

    NET CASH PROVIDED BY FINANCING ACTIVITIES           399,215         158,842
                                                      ---------       ---------

    NET INCREASE (DECREASE) IN CASH                      28,837        (237,277)

CASH - Beginning                                          4,733         242,010
                                                      ---------       ---------

CASH - Ending                                         $  33,570       $   4,733
                                                      =========       =========

   The accompanying notes are an integral part of these financial statements.

                               TACONIC DATA CORP.

                 For the Years Ended December 31, 1997 and 1996

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

Cash paid during the years for:
                                                           1997             1996
                                                     ----------       ----------
  Interest                                           $   72,267       $   26,790

Noncash activities:

  During 1997, the Company converted certain trade accounts payable to a note payable in the amount of $172,666.

  During 1996, property and equipment value at $120,474 was obtained through capital lease obligations.

  During 1996, a prior period adjustment was made affecting the following accounts:

    Deferred revenue                                                  $  783,579
    Property and equipment                                               145,911
    Due from stockholder                                                 288,659
                                                                      ----------

                                                                      $1,218,149
                                                                      ==========

   The accompanying notes are an integral part of these financial statements.

                               TACONIC DATA CORP.

                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - Summary of Significant Accounting Policies

      Nature of Business

      Taconic Data Corp. (the "Company") is a professional business information company with a specialty in real estate, public records data and newspapers. It develops and manages complex real estate and marketing information data bases under long-term service contracts to multiple listing services, realtor associations, newspapers, and other information companies located primarily in the eastern United States.

      Revenue Recognition

      The Company utilizes long-term contracts and recognizes revenue for financial statement purposes under the percentage of completion method and, therefore, takes into account the costs, estimated earnings and revenue-to-date on contracts not yet completed.

      The amount of revenue recognized at the financial statement date is the portion of the total contract price that the costs expended to date bears to the anticipated total costs, based on current estimates of costs to complete. Contract costs include all direct labor and benefits, materials unique to or installed in the project, subcontract costs and allocated indirect costs.

      Revisions in estimates of costs and earnings during the life of the contracts are reflected in the accounting period in which such revisions become known.

      At the time a loss on a contract becomes known, the entire amount of the estimated loss is recognized in the financial statements.

      The unearned revenue represents billings in excess of costs and estimated earnings on uncompleted contracts.

      Property and Equipment and Depreciation

      Property and equipment is stated at cost and is depreciated using accelerated methods over the estimated useful lives of the respective assets. Routine maintenance, repairs and replacement costs are expensed as incurred and improvements that extend the useful life of the assets are capitalized. When property and equipment is sold or otherwise disposed of, the cost and related accumulated depreciation are eliminated from the accounts and any resulting gain or loss is recognized in income.

      Income Taxes

      The Company with the consent of their stockholders, has elected under the Internal Revenue Code to be an 'S' corporation. In lieu of corporate income taxes, the stockholders of an 'S' corporation are taxed on their proportionate share of the corporation's taxable income. Accordingly, no provision for federal and state income taxes has been included in the accompanying financial statements.

                               TACONIC DATA CORP.

                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - Summary of Significant Accounting Policies

      Advertising Costs

      Advertising costs are expensed as incurred.

      Use of Estimates in the Financial Statements

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent asset and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2 - Investment in Assetrac

      During 1996 the Company entered into a joint venture with an unrelated party to form Assetrac Data Corporation (Assetrac) to compile information regarding the real estate industry into various database products. The Company accounts for this investment in Assetrac under the equity method of accounting. On November 11, 1998, the assets and liabilities of Assetrac were sold to an unrelated third party for a purchase price of $415,288. As a result of this transaction, the Company has recorded a gain on investment of $4,083 at December 31, 1997.

NOTE 3 - Property and Equipment

      Property and equipment at December 31, 1997 and 1996 consists of the following:

                                                                    Estimated
                                             1997          1996    Useful Lives
                                        ---------     ---------    ------------
      Furniture and fixtures            $  73,790     $  73,790     5-7 years
      Computer equipment                  552,621       533,755     3-5 years
                                        ---------     ---------
                                          626,411       607,545
      Less: accumulated depreciation     (457,428)     (329,567)
                                        ---------     ---------

        Property and Equipment, Net     $ 168,983     $ 277,978
                                        =========     =========

      Depreciation expense for the years ended December 31, 1997 and 1996 was $127,861 and $120,352, respectively.

                               TACONIC DATA CORP.

                          NOTES TO FINANCIAL STATEMENTS

NOTE 4 - Capitalized Lease Obligations

      The Company is the lessee of equipment under four capital leases expiring through the year 2000. The assets and liabilities are recorded at fair-market value. The assets are being depreciated over their estimated useful lives. Depreciation of assets under capital leases charged to expense for the years ended December 31, 1997 and 1996 was $80,955 and $73,768, respectively. The following is a summary of property held under capital leases included in equipment:

                                                     1997                  1996
                                                ---------             ---------
      Equipment                                 $ 355,009             $ 355,009
      Less: accumulated depreciation             (235,901)             (167,495)
                                                ---------             ---------

                                                $ 119,108             $ 187,514
                                                =========             =========

      Minimum future lease payments under capital leases as of December 31, 1997 for each of the next three years, and in the aggregate, are as follows:

                   For the Year Ending
                       December 31,                   Amount
                   --------------------              --------
                          1998                       $123,041
                          1999                         32,769
                          2000                          5,416
                                                     --------

            Total minimum lease payments              161,226

            Less:  amount representing interest        17,999
                                                     --------

              Present value of net minimum
                lease payments                       $143,227
                                                     ========

            Current portion                          $105,385
            Long-term portion                          37,842
                                                     --------

              Total                                  $143,227
                                                     ========

      Interest rates on capitalized leases vary from 5.43% to 17.43% and are imputed based on the lessor's implicit rate of return.

                               TACONIC DATA CORP.

                          NOTES TO FINANCIAL STATEMENTS

NOTE 5 - Notes Payable

      Notes payable at December 31, 1997 and 1996 consists of the following:

                                                              1997          1996
                                                          --------      --------

      Note payable - principal due on April 9, 1999
        bearing interest at 10% per annum
                                                          $105,000         $ -0-

      Note payable, with interest at 11% and principal
        due on July 24, 1999. (1)
                                                            62,236           -0-

      Note payable, with interest at 11% and principal
        due on October 31, 1999. (1) (2)
                                                            67,666           -0-
                                                          --------         ----

          Total Notes Payable                             $234,902         $ -0-
                                                          ========         ====

(1) If the Company offers to repay the outstanding principal and interest prior to maturity date, the lender has the option to convert any or all of the outstanding amount into an equity investment in the Company.

      If the Repayment Option is chosen by the lender, the Company shall pay the lender cash for the unconverted portion. In addition, the Company shall issue warrants to the lender for one-fourth (') of the shares the lender will receive should the Conversion Option be chosen.

      If the Conversion Option is chosen, the Company shall provide an equity interest in the form of common stock in the Company for the unconverted portion as defined in the Agreement.

      If a majority interest in the Company is purchased prior to maturity date, the Company shall provide the lender shares equal to a percentage of ownership as defined in the Agreement.

(2) Subsequent to December 31, 1997, the above note was converted to equity (see Note 12).

                               TACONIC DATA CORP.

                          NOTES TO FINANCIAL STATEMENTS

NOTE 6 - Notes Payable, Stockholders

      Notes payable, stockholders at December 31, 1997 and 1996 consists of the following:

                                                            1997            1996
                                                        --------        --------
      Note payable, stockholder (J. Garfinkle),
      with interest at 11% and principal due
      on August 12, 1999                                $ 53,087           $ -0-

      Note payable, stockholder (J. Garfinkle),
      with interest at 11% and principal due
      on September 4, 1999                                55,451             -0-

      Note payable, stockholder (M. Deutsch),
      with interest at 11% and principal due
      on August 12, 1999                                  53,059             -0-

      Note payable, stockholder (M. Deutsch),
      with interest at 11% and principal due
      on September 4, 1999                                55,361             -0-
                                                        --------        --------

        Notes Payable, Stockholders                     $216,958            $-0-
                                                        ========        ========

      Subsequent to December 31, 1997, the above notes were converted to equity (see Note 12).

NOTE 7 - Notes Payable, Bank

      The Company had a $250,000 line of credit with a bank with interest payable monthly at 1.5% above prime. The line of credit was secured by substantially all of the assets of the Company. The line expired in 1997.

NOTE 8 - Notes Payable, Related Parties

      Notes payable, related parties at December 31, 1997 and 1996 consists of the following:

                                                       1997                1996
                                                   --------            --------
      Note payable - David Garfinkle,
      with interest at 11% and principal
      due on May 20, 1999 (including
      accrued interest of $5,844)                  $ 80,844              $ -0-

      Note payable - David Garfinkle,
      with interest at 11% and principal
      due on June 25, 1999 (including
      accrued interest of $7,219)                   132,219                -0-
                                                   --------              -----

               (Forward)                           $213,063              $ -0-
                                                   --------              -----

                               TACONIC DATA CORP.

                          NOTES TO FINANCIAL STATEMENTS

NOTE 8 - Notes Payable, Related Parties, continued

                                                        1997                1996
                                                    --------            --------
               (Forward)                            $213,063             $ -0-

      Note payable - Barry Garfinkle,
      with interest at 11% and principal
      due on June 24, 1999 (including
      accrued interest of $9,396)                    259,396               -0-
                                                    --------             -----

        Notes Payable, Related Parties              $472,459             $ -0-
                                                    ========             =====

      The above note holders are related to one of the stockholders of the Company and are subject to the same provisions of the notes payable as described in Note 5.

      Subsequent to December 31, 1997, the above notes were converted to equity (see Note 12).

NOTE 9 - Commitments and Contingencies

      Lease Arrangement

      The Company leases office space under a five (5) year noncancelable lease expiring December 31, 2000. The Company pays property taxes, insurance, and other related expenses to the leased properties. Rent expense was $68,054 and $67,665 for the years ended December 31, 1997 and 1996, respectively.

      Future minimum rental payments required under the above non-cancelable operating lease at December 31, 1997 are as follows:

                        Year Ending
                        December 31,                Amount
                        ------------               --------
                            1998                   $ 76,000
                            1999                     76,500
                            2000                     76,500
                                                   --------

                              Total                $229,000
                                                   ========

      License Agreement

      The Company is obligated to pay a license fee for the use of software and the maintenance of the software through October 1998. The future commitment for the year ending December 31, 1998 is $24,135.

                               TACONIC DATA CORP.

                          NOTES TO FINANCIAL STATEMENTS

NOTE 9 - Commitments and Contingencies, continued

      Litigation

      The Company is involved in litigation through the normal course of business. The Company believes that the resolution of these matters will not have a material adverse effect on the financial position of the Company.

NOTE 10 - Major Customers

      The Company sells a substantial portion (greater than 10% of sales) of its product to four major customers. During the years ended December 31, 1997 and 1996, sales to these customers totaled $2,358,982 (76%) and $2,238,155 (59%), respectively. As of December 31, 1997 and 1996, the amounts due from these customers included in accounts receivable were $245,670 and $197,453, respectively.

      During and subsequent to December 31, 1997, three of the above major customers terminated their contracts. Each contract was settled subsequent to December 31, 1997. The Company will be paid approximately $310,000 in aggregate based upon the respective settlement agreements.

      During the years ended December 31, 1997 and 1996, sales to these three terminated customers amounted to $1,972,510 (64%) and $1,851,683 (49%), respectively.

NOTE 11 - Prior Period Adjustments

      Certain errors resulting in the overstatement of previously reported assets and the understatement of previously reported liabilities were corrected in 1996, resulting in the following changes to retained earnings as of December 31, 1995:

      Retained Earnings - as previously reported                    $   365,618

      Deferred income on contracts                  $(783,579)

      Property, plant and equipment                  (145,911)

      Loans receivable
                                                     (288,659)
                                                    ---------

           Total Adjustments                                         (1,218,149)
                                                                    -----------

      Accumulated Deficit - as adjusted                             $  (852,531)
                                                                    -----------

                               TACONIC DATA CORP.

                          NOTES TO FINANCIAL STATEMENTS

NOTE 12 - Subsequent Events

      Employment Agreements

      On April 14, 1998 the Company entered into employment agreements with two stockholders of the Company, expiring on April 15, 2000 (the 'Initial Period'). After the Initial Period employment will continue for successive one-year periods if the agreement is not terminated with at least ninety
      (90) days notice. Such agreements provide for minimum salary levels, adjusted annually for cost of living changes, as well as for incentive bonuses if specific management goals are attained. The agreements also provide for all benefits generally available to the Company's managerial employees.

      The aggregate commitment for future salaries at December 31, 1997 are as follows:

                        Year Ending
                        December 31,                Amount
                        ------------               --------
                            1998                   $137,500
                            1999                    220,000
                            2000                     85,000
                                                   --------

                              Total                $442,500
                                                   ========

      Purchase Commitment

      During each twenty-four (24) successive months beginning April 1998, the majority stockholder of the Company has the option to sell back to the Company up to 3,350 shares of common stock per month at $2.00 per share.

      Business Acquisition

      On June 3, 1998, the Company entered into a stock purchase agreement, as amended, with What About Me, Inc. (the 'Seller'), whereby the Company acquired a 51% interest in Technosoft, Inc. for $123,000 in cash and 162,143 in the Company's common stock. The purchase method of accounting will be used for this transaction.

      Conversion of Debt

      On June 8, 1998, the Company converted certain notes payable (see Note 4, 5 and 6) to common stock. The aggregate notes payable including accrued interest through April 15, 1998 was $790,729. Each $1.3999 of debt was converted into one (1) share of common stock, par value $.01. The total shares issued for this conversion was 567,666 shares.

      Stock Split

      On June 12, 1998, the Board of Directors authorized a 14,018.75 for 1 stock split, thereby increasing the number of issued and outstanding shares to 2,803,750, and increasing par value to $.01 per share. In addition, the Board of Directors amended the certificate of incorporation to increase the number of common shares authorized to 6,000,000, par value $.01.